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                                                                    EXHIBIT 99
FOR IMMEDIATE RELEASE

MEDIA CONTACT:                                       INVESTOR CONTACT:
Katie O'Loughlin                                     Annmarie Russell
Open Market, Inc.                                    Open Market, Inc.
781-359-7366                                         781-359-7589
oloughlin@openmarket.com                             russell@openmarket.com


                OPEN MARKET ANNOUNCES RESIGNATION OF RON MATROS,
                                PRESIDENT AND CEO

BURLINGTON, MASS. - JULY 25, 2000 - Open Market, Inc. (NASDAQ: OMKT), a leading provider of integrated enterprise e-business solutions, today announced that Ron Matros, president and CEO, has resigned, effective immediately. While the company is actively searching for a new president and CEO, Open Market Board Member Harland LaVigne will serve as interim president and CEO.

"We appreciate the contributions Ron has made to Open Market and wish him well in his next endeavor," said Shikhar Ghosh, founder and chairman at Open Market. "We are confident that Harland, who was an early board member of FutureTense, will work closely with our executive team to continue to drive our leadership in the e-business marketplace while we search for a new president and CEO," he added.

LaVigne has more than 30 years of experience successfully managing the growth of large technology companies. In July 1995, he co-founded and then went on to serve as president and chief executive officer of StarBurst Software, a communications software company specializing in content distribution management solutions, which was recently acquired by Adero, Inc. Previously, LaVigne was CEO of SofNet, Inc., a developer of Windows and OS/2 data, voice and facsimile software.

ABOUT OPEN MARKET
Founded in 1994, Open Market, Inc. makes e-business software that enables companies to manage content, deliver personalized experiences, and drive commerce from any device on the Internet. Open Market designs products to maximize its customers' business performance by enabling them to leverage their existing assets, letting business professionals personally direct Web site content and behavior, and by leveraging the new Java and XML open standard platforms to deliver massively scalable e-business solutions. Open Market's roster of global customers includes Web domains such as Lycos.com, and AOL.com; major industrials such as Acer, Ingram Micro, Milacron, and Siemens; and 10 of the world's top 13 national telephone companies. Open Market's content management software is used by companies including Lucent Technologies, FT.com, and Chase Manhattan Bank. The company, headquartered in Burlington, Massachusetts, has a presence in 33 countries. Open Market's international head office is in the UK with additional offices in Australia, Canada, France, Germany, Italy, Japan and The Netherlands. Open Market can be reached by calling 1-888-OPEN-MKT (toll-free) or 1-781-359-3000 in the U.S. or +44-1753-838-000 in the U.K. or by visiting http://www.openmarket.com..

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The following constitutes a "Safe Harbor" statement under the Private Securities
Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Certain Factors That May Affect Future Results" in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000. These include risks and uncertainties relating to: the Company's history of operating losses, continued development and growth of the Internet, lengthy sales cycles for its products, development and maintenance of relationships with systems integrators, possible changes in government regulations, security issues, competitive pressures, attracting and retaining key employees, management of planned growth, risks associated with international operations, product development and rapid technological change, dependence on intellectual property rights, and the Company's ability to integrate FutureTense.

Open Market, Marketing Studio, Catalog Centre, Syndication Centre, Content Centre, Content Server, Transact, IPS, ShopSite, and FutureTense are trademarks or registered trademarks of Open Market, Inc. in the United States and other countries. All other names are used for identification purposes only and may be trademarks of their respective owners.